Exhibit (a)(10)

                           SCUDDER VARIABLE SERIES II

               Amended and Restated Establishment and Designation
                   of Series of Shares of Beneficial Interest

         The undersigned, being a majority of the Trustees of Scudder Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to
Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the "Declaration of Trust"), having heretofore established and designated the shares of beneficial interest of the Trust into twenty-seven separate series (each individually a "Portfolio" or collectively the "Portfolios"), hereby establish and designate an additional Portfolio, to have the following special and relative rights:

         1.       The Portfolios heretofore designated are as follows:

                  Scudder Aggressive Growth Portfolio
                  Scudder Blue Chip Portfolio
                  Scudder Contrarian Value Portfolio
                  Scudder Global Blue Chip Portfolio
                  Scudder Government Securities Portfolio
                  Scudder Growth Portfolio
                  Scudder High Yield Portfolio
                  Scudder International Research Portfolio
                  Scudder Investment Grade Bond Portfolio
                  Scudder Money Market Portfolio
                  Scudder New Europe Portfolio
                  Scudder Small Cap Growth Portfolio
                  Scudder Strategic Income Portfolio
                  Scudder Technology Growth Portfolio
                  Scudder Total Return Portfolio
                  SVS Focus Value+Growth Portfolio
                  SVS Dreman Financial Services Portfolio
                  SVS Dreman High Return Equity Portfolio
                  SVS Dreman Small Cap Value Portfolio
                  SVS Dynamic Growth Portfolio
                  SVS Focused Large Cap Growth Portfolio
                  SVS Growth and Income Portfolio
                  SVS Growth Opportunities Portfolio
                  SVS Index 500 Portfolio
                  SVS Mid Cap Growth Portfolio
                  SVS Strategic Equity Portfolio
                  SVS Venture Value Portfolio

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         2.       The additional Portfolio designated hereby is:

                  SVS MFS Strategic Value Portfolio


         3. Each Portfolio shall consist of an unlimited number of Shares. Each Portfolio shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Portfolio ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof with respect to a fractional share) on matters on which shares of that Portfolio shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Portfolio. The proceeds of sales of shares of a Portfolio, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Portfolio, unless otherwise required by law. Each share of a Portfolio shall be entitled to receive its pro rata share of net assets of that Portfolio upon liquidation of that Portfolio. Upon redemption of a shareholder's shares or indemnification for liabilities incurred by reason of a shareholder's being or having been a shareholder of a Portfolio, or the entry of a final judgment in favor of a shareholder by reason of being or having been a shareholder of a Portfolio, such shareholder shall be paid solely out of the property of that Portfolio.

         4. Shareholders of the Trust shall vote by individual series and not in the aggregate on any matter submitted to a vote of Shareholders, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of one or more series or classes, in which case only the shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a Portfolio if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust. The Trustees of the Trust may, in conjunction with the establishment of any additional series or class of shares of the Trust, establish or reserve the right to establish conditions under which the several series or classes shall have separate voting rights or no voting rights.

         5. The shares of beneficial interest of the Portfolios outstanding, and the assets and liabilities of such Portfolios shown on the books of the Trust as of the close of business as of the effective date hereof shall not be unaffected by this Instrument.

         6. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, shall be allocated to the Portfolios listed in paragraph 1 and, hereafter, the assets and liabilities of the Trust shall be allocated among the Portfolios, now or hereafter created, as set forth in
Article III, Section 3 and Article IV, Section 3 of the Declaration of Trust, except as provided below.

                           (a) Costs incurred by the Trust in connection with
                      the organization, registration and public offering of shares of SVS MFS Strategic Value Portfolio shall be allocated to such Portfolio unless assumed by another party

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                      or otherwise required by applicable law or generally
                      accepted accounting principles.

                           (b) The liabilities, expenses, costs, charges or
                      reserves of the Trust which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolios and any Series hereafter established on the basis of their relative average daily net assets.

                           (c) The Trustees may from time to time in particular
                      cases make specific allocations of assets or liabilities to a Portfolio.

         7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of a Portfolio (or any class thereof) now or hereafter created, or to otherwise change the special and relative rights of a Portfolio (or any class thereof) provided that such change shall not adversely affect the rights of Shareholders of the Portfolios.

         8. Except as otherwise provided in this instrument, the foregoing shall be effective as of the date hereof.



/s/John W. Ballantine                           /s/Lewis A. Burnham
---------------------------------------         --------------------------------
John W. Ballantine, Trustee                     Lewis A. Burnham, Trustee


/s/Mark S. Casady
---------------------------------------         --------------------------------
Mark S. Casady, Trustee                         Linda C. Coughlin, Trustee


/s/Donald L. Dunaway                            /s/James R. Edgar
---------------------------------------         --------------------------------
Donald L. Dunaway, Trustee                      James R. Edgar, Trustee


/s/William F. Glavin, Jr.                       /s/Robert B. Hoffman
---------------------------------------         --------------------------------
William F. Glavin, Jr., Trustee                 Robert B. Hoffman, Trustee


/s/Shirley D. Peterson                          /s/Fred B. Renwick
---------------------------------------         --------------------------------
Shirley D. Peterson, Trustee                    Fred B. Renwick, Trustee


/s/William P. Sommers                           /s/John G. Weithers
---------------------------------------         --------------------------------
William P. Sommers, Trustee                     John G. Weithers, Trustee

Dated:  March 20, 2002



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